UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 25, 2016, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders (i) elected certain Directors listed below for three year terms; (ii) approved, on a non-binding advisory basis, the Company’s executive compensation practices; and (iii) ratified the appointment of BKD, LLP as the Company’s independent registered public accountants. Of the shares of common stock outstanding as of the record date for the Meeting, 82% were present in person or by proxy.

The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Meeting were as follows:

	Number of Shares

	For	Withheld	Broker Non-Votes
1. The election of two Directors for a three year term.
Nominee
Tim Rosenbury	2,484,545	161,449	993,929
Greg A. Horton	2,521,503	124,491	993,929

	For	Against	Abstained	Broker Non-Votes

2. Advisory, non-binding, approval of executive compensation.	2,506,941	90,869	48,184	993,929

	For	Against	Abstained	Broker Non-Votes

3. Ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.	3,628,679	4,067	7,177	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

	By:	/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer
Date: May 26, 2016